Securities and Exchange Commission
                             Washington, D.C. 20549




                                    Form 8-K




                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                Date of earliest event reported: December 7, 1999



                         Pacific Development Corporation
             (Exact name or registrant as specified in its charter)


                                    Colorado
                 (State or other jurisdiction of incorporation)



 2-97278-NY                                        13-2932511
(Commission File No.)                       (I.R.S. Employer Identification No.)



                   211 West Wall Street, Midland, Texas 79701
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (915) 682-1761

Item 5. Other Events.

On December 7, 1999, the Company, by written consent of a majority of stockholders in lieu of a meeting authorized a 1 share for 50 share reverse split of its outstanding common stock effective December 20, 1999. As a result of the reverse split each outstanding 50 shares of the Company's common stock became 1 share with fractional shares rounded up to the nearest whole share.

This reverse split reduced the Company's outstanding common stock from 6,863,380 (presplit) to 137,268 (post split).


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 24, 2000


Pacific Development Corporation



By:  /s/ Glenn A. Little
----------------------------------
         Glenn A. Little
         President